Exhibit 99.1

Nauticus Robotics Reports Fourth Quarter and Full Year 2022 Results

Houston, TX – March 28, 2023 – Nauticus Robotics, Inc. (“Nauticus” or the “Company”) (NASDAQ: KITT), a developer of autonomous robots using artificial intelligence for data collection and intervention services for the ocean industries, today announced results for the fourth quarter and full year ended December 31, 2022.

Financial Highlights

●	Full-year 2022 revenues increased 33% to $11.4 million.

●	Fourth quarter 2022 revenue of $3.2 million, exceeding expectations.

●	As of December 31, 2022, Nauticus held cash and short-term investments of $23.0 million and a working capital surplus of $33.1 million.

Recent Operational Highlights

●	Progress continues on both of our US Defense Innovation Unit programs for the development of autonomous mine countermeasure robots to support and significantly improve the safety of service members and keep critical sea lanes clear.

●	Successfully completed in-water demonstrations for Shell, and are now scoping the next phase of our previously announced project for supervised autonomy and tool control through acoustic communication networking technology.

●	Initiated international expansion with operating bases in Stavanger, Norway and Aberdeen, Scotland to service the North Sea offshore market.

●	Nearing production completion of the initial Nauticus Fleet and commenced in-water commissioning of Aquanauts.

“Our mission is to improve the way industries operate in the ocean through the use of artificial intelligence. During 2022 and into 2023, we’ve seen an increase in interest in our robotics solutions from both government- and commercial-oriented customers,” said Nicolaus Radford, founder and CEO of Nauticus. “Our continued progress with the DIU and Shell are testimonials of what’s to come as we deploy the most advanced and capable ocean robotic systems in the world. We look forward to providing future updates as we continue to execute our plan and progress towards the launch of our commercial services this year.”

Fourth Quarter 2022 Financial Results

Nauticus reported fourth quarter revenue of $3.2 million compared to $5.3 million in the prior-year period. The decrease in revenue is primarily attributable to revenue from our largest 2021 contract being recognized primarily during the fourth quarter.

Total operating expenses during the fourth quarter were $10.4 million, a $3.6 million increase from the prior-year period. The increase was mainly attributable to higher cost of revenue and increased general and administrative (“G&A”) costs associated with being a public company.

For the quarter, Nauticus recorded a net loss attributable to common stockholders of $8.2 million, or $0.21 per basic and diluted share. This compares to a net loss attributable to common stockholders of $11.2 million, or $1.17 per basic and diluted share in the prior year comparable period.

Net loss attributable to common stockholders for the fourth quarter of 2022 and 2021 includes certain items typically excluded from published estimates by the investment community. Adjusted net loss attributable to common stockholders, which excludes the impact of these items as described in the non-GAAP reconciliation table below, was $7.7 million, or $0.19 per diluted share, in the fourth quarter of 2022, compared to a net loss of $1.8 million, or $0.18 per diluted share, in the fourth quarter of 2021.

Full Year 2022 Financial Results

Nauticus reported full year revenue of $11.4 million, an increase of 33% compared to 2021. The increase is primarily attributable to revenue from four new service contracts and increased performance on an existing service contract.

Total operating expenses during the year were $29.8 million, a $14.7 million increase vs. 2021. 2022 operating expenses include $3.5 million of one-time deal-related expenses. Other drivers of the year-over-year increase primarily relate to higher cost of revenue and increased general and administrative (“G&A”) costs associated with being a public company.

For the year, Nauticus recorded a net loss attributable to common stockholders of $33.2 million, or $1.75 per basic and diluted share. This compares to a net loss attributable to common stockholders of $15.1 million, or $1.57 per basic and diluted share in the prior-year period.

Net loss attributable to common stockholders for the full year of 2022 and 2021 includes certain items typically excluded from published estimates by the investment community. Adjusted net loss attributable to common stockholders, which excludes the impact of these items as described in the non-GAAP reconciliation table below, was $18.3 million, or $0.96 per diluted share in 2022, compared to a net loss of $7.2 million, or $0.75 per diluted share, in 2021.

Liquidity

Nauticus ended 2022 with $23.0 million in cash and short-term investments. This includes $5.0 million of short-term T-bills that were classified as short-term investments. The Company had a working capital surplus of $33.1 million at year-end.

Outlook

Supply chain issues have delayed the delivery of the Company’s Aquanaut and Hydronaut units. Thankfully, most of these issues have been resolved, and the Company expects to take delivery of these assets in the second and third quarters of the year, with commissioning to begin shortly thereafter. Nauticus continues to see high interest for its service offering and expects each of its Nauticus Fleet pairs, comprised of an Aquanaut and a delivery vessel such as a Hydronaut, to have the potential to generate $6-$10 million of revenue per year. On the government and defense side, the Company continues to make progress on multiple contracts, positioning Nauticus for significant growth as it moves from funded technology maturation to product sales.

Conference Call and Webcast Information

Nauticus will host a conference call today, March 28, 2023 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). A question-and-answer session will follow management’s presentation.

U.S. dial-in number: 1-877-407-9039 International number: 1-201-689-8470

Conference ID: 13737116

The conference call will broadcast live and be available for replay here.

A replay of the call will be available after 8:30 p.m. Eastern time today through April 11, 2023.

Toll-free replay number: 1-844-512-2921 International replay number: 1-412-317-6671 Conference ID: 13737116

About Nauticus

Nauticus Robotics, Inc. is a developer of autonomous robots using artificial intelligence for data collection and intervention services for the ocean industries. Nauticus’ robotic systems and services are delivered to commercial and government-facing customers through a Robotics-as- a-Service (RaaS) business model and direct product sales for both hardware platforms and software licenses. Besides a standalone service offering and products, Nauticus’ approach to ocean robotics has also resulted in the development of a range of technology products for retrofitting/upgrading legacy systems and other third-party vehicle platforms. Nauticus provides customers with the necessary data collection, analytics, and subsea manipulation capabilities to support and maintain assets while reducing their operational footprint, operating cost, and greenhouse gas emissions to improve offshore health, safety, and environmental exposure.

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Act”) and are intended to enjoy the protection of the safe harbor for forward-looking statements provided by the Act as well as protections afforded by other federal securities laws. Such forward-looking statements include, but are not limited to: the expected timing of product commercialization or new product releases; customer interest in Nauticus’ products; estimated 2023 operating results and use of cash; and Nauticus’ use of and needs for capital. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or “continue” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. These forward-looking statements are based on Nauticus’ management’s current expectations and beliefs, as well as a number of assumptions concerning future events. There can be no assurance that the events, results, or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Nauticus is not under any obligation and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports which Nauticus has filed or will file from time to time with the Securities and Exchange Commission (the “SEC”) for a more complete discussion of the risks and uncertainties facing the Company and that could cause the forward-looking statements no to occur, in particular the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in documents filed from time to time with the SEC, including Nauticus’ Quarterly Report on Form 10-Q filed with the SEC on November 14, 2022 (and amended on March 8, 2023). Should one or more of these risks, uncertainties or other factors materialize, or should assumptions underlying the forward-looking information or statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated or expected. The documents filed by Nauticus with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.

Nauticus Robotics, Inc.

Consolidated Balance Sheets

	December 31, 2022	December 31, 2021
Assets
Current Assets:
Cash and cash equivalents	$17,787,159	$20,952,867
Restricted certificate of deposit	250,375	251,236
Short-term investments	4,959,263	-
Accounts receivable, net	1,622,434	794,136
Inventories	6,666,912	-
Contract assets	573,895	893,375
Prepaid insurance	2,392,978	67,219
Other Current assets	2,710,031	210,225
Total Current assets	36,963,047	23,169,058

Property and equipment, net	15,167,367	1,437,311
Operating lease right-of-use asset	317,208	513,763
Other assets	155,490	47,240

Total assets	$52,603,112	$25,167,372

Liabilities and Stockholders' Equity (Deficit)
Current Liabilities:
Accounts payable	$324,484	$1,402,424
Accrued liabilities	3,142,977	1,576,433
Operating lease liabilities - current	410,158	353,598
Notes payable - current	-	10,250,000
Notes payable, related parties - current	-	3,000,000
Total Current Liabilities	3,877,619	16,582,455
Warrant liabilities	32,688,342	-
Operating lease liabilities - long-term	87,214	467,208
Notes payable - long-term, net of discount	15,922,118	14,708,333
Other liabilities	-	20,833
Total Liabilities	52,575,293	31,778,829

Commitments and Contingencies

Stockholders' Equity (Deficit):
Preferred stock, $0.0001 par value; 10,000,000 shares, authorized	-	-
Series A preferred stock, $0.01 par value; 0 and 334,800 shares, respectively, issued, and outstanding	-	3,348
Series B preferred stock, $0.01 par value; 0 and 725,426 shares, respectively, issued, and outstanding	-	7,254
Common stock, $0.0001 par value; 625,000,000 shares authorized, 47,250,771 and 9,669,217 shares issued, respectively, and 47,250,771 and 9,669,217 shares outstanding, respectively	4,725	967
Treasury stock, at cost; 0 and 3,858,593 shares, respectively
Additional paid-in capital	68,128,196	33,221,505
Accumulated deficit	(68,105,102)	(39,844,531)
Total Stockholders' Equity (Deficit)	27,819	(6,611,457)

Total Liabilities and Stockholders' Equity (Deficit)	$52,603,112	$25,167,372

Nauticus Robotics, Inc.

Consolidated Statements of Operations

	Three months ended December 31,		Full year ended December 31,
	2022	2021	2022	2021

Revenue:
Service	$3,213,825	$5,054,955	$11,210,559	$7,854,068
Product	-	242,637	-	242,637
Service - related party	14,000	(113,833)	224,400	332,767
Product - related party	-	162,068	-	162,068
Total revenue	3,227,825	5,345,827	11,434,959	8,591,540

Costs and expenses:
Cost of revenue (exclusive of items shown separately below)	3,643,415	3,241,012	11,863,862	6,850,248
Depreciation	146,643	102,065	516,949	365,097
Research and development	282,634	1,122,613	2,376,912	3,533,713
General and administrative	6,278,067	2,295,459	15,056,565	4,362,400
Total costs and expenses	10,350,759	6,761,149	29,814,288	15,111,458

Operating loss	(7,122,934)	(1,415,322)	(18,379,329)	(6,519,918)

Other (income) expense:
Other income, net	(54,024)	(27,820)	(293,862)	(1,601,568)
Loss on extinguishment of debt	-	9,484,113	-	9,484,113
Change in derivative value of warrant liabilities	497,849	-	6,461,087	-
Interest expense, net	656,357	363,299	3,714,017	725,166
Total other (income) expense, net	1,100,182	9,819,592	9,881,242	8,607,711

Net loss	$(8,223,116)	$(11,234,914)	$(28,260,571)	$(15,127,629)
Less: Deemed dividend from earnout shares	-	$-	$(4,957,366)	$-
Net loss attributable to common stockholders	$(8,223,116)	$(11,234,914)	$(33,217,937)	$(15,127,629)

Basic and diluted earnings (loss) per share	$(0.21)	$(1.17)	$(1.75)	$(1.57)

Basic and diluted weighted average shares outstanding	39,750,778	9,637,962	18,982,139	9,637,962

Nauticus Robotics, Inc.

Consolidated Statements of Cash Flows

	For the year ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(28,260,571)	$(15,127,629)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation	516,949	365,097
Accretion of debt discount	1,342,062	29,166
Stock-based compensation	2,602,175	425,580
Loss on extinquishment of debt	-	9,484,113
Change in derivative fair value of warrant liabilities	6,461,087	-
Noncash impact of lease accounting	196,555	205,966
Other income - Paycheck Protection Program Loan forgiveness	-	(1,578,500)
Changes in operating assets and liabilities:
Accounts receivable	(828,298)	(721,401)
Inventories	(6,666,912)	-
Contract assets	319,480	(831,489)
Other assets	(4,902,797)	(275,759)
Accounts payable and accrued liabilities	(7,731,279)	2,287,134
Contract liabilities	-	(1,433,370)
Operating lease liabilities	(323,434)	(330,598)
Net cash from operating activities	(37,274,983)	(7,501,690)

Cash flows from investing activities:
Capital expenditures	(14,247,005)	(922,487)
Purchase of short-term investments	(4,959,263)	-
Net cash from investing activities	(19,206,268)	(922,487)

Cash flows from financing activities:
Proceeds from notes payable	2,000,000	24,950,000
Proceeds from Paycheck Protection Program Loan	-	1,578,500
Proceeds from exercise of stock options	-	35,200
Payments of note payable	(17,850,333)	(484,836)
Proceeds from reverse recapitalization with CleanTech Acquisition Corp, net	14,947,876	-
Proceeds from issuance of common stock for Pipe Investment	31,000,000	-
Proceeds from issuance of and SPA Warrants, net of discount	35,800,000	-
Payment of transaction costs on equity funding	(12,582,000)	-
Net cash from financing activities	53,315,543	26,078,864

Net change in cash and cash equivalents	(3,165,708)	17,654,687

Cash and cash equivalents, beginning of year	20,952,867	3,298,180
Cash and cash equivalents, end of year	17,787,159	20,952,867

Nauticus Robotics, Inc.

Non-GAAP Financial Measures

Reconciliation of Net Loss Attributable to Common Stockholders (GAAP) to Adjusted Net Loss Attributable to Common Stockholders (Non-GAAP)

Adjusted net loss attributable to common stockholders is a non-GAAP financial measure which excludes certain items that are included in net loss attributable to common stockholders, the most directly comparable GAAP financial measure. Items excluded are those which the Company believes affect the comparability of operating results and are typically excluded from published estimates by the investment community, including items whose timing and/or amount cannot be reasonably estimated or are non-recurring.

Adjusted net loss attributable to common stockholders is presented because management believes it provides useful additional information to investors for analysis of the Company’s fundamental business on a recurring basis. In addition, management believes that adjusted net loss attributable to common stockholders is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies such as Nauticus.

Adjusted net loss attributable to common stockholders should not be considered in isolation or as a substitute for net loss attributable to common stockholders or any other measure of a company’s financial performance or profitability presented in accordance with GAAP. A reconciliation of the differences between net loss attributable to common stockholders and adjusted net loss attributable to common stockholders is presented below. Because adjusted net loss attributable to common stockholders excludes some, but not all, items that affect net loss attributable to common stockholders and may vary among companies, our calculation of adjusted net loss attributable to common stockholders may not be comparable to similarly titled measures of other companies.

	Three Months Ended		Year Ended
	December 31,		Decmber 31,
	2022	2021	2022	2021

Net loss attributable to common stockholders (GAAP)	(8,223,116)	(11,234,914)	(33,217,937)	(15,127,629)
Gain on forgiveness of note payable	-	-	-	(1,578,500)
Change in fair value of warrant liability	497,849	-	6,461,087	-
Expenses related to business combination	-	-	3,519,662	-
Deemed dividend for earnout shares	-	-	4,957,366	-
Loss on extinguishment of debt	-	9,484,113	-	9,484,113
Adjusted Net loss attributable to common stockholders (non-GAAP)	$(7,725,267)	$(1,750,801)	$(18,279,822)	$(7,222,016)

Basic and diluted earnings (loss) per share	$(0.19)	$(0.18)	$(0.96)	$(0.75)

Basic and diluted weighted average shares outstanding	39,750,778	9,637,962	18,982,139	9,637,962

(1)	Expenses related to business combinations are comprised of $2.3 million included within general and administrative expenses and $1.2 million included within the cost of revenue for the full year 2022 period.

Investor Relations Contact:

Ralf Esper

Gateway Group, Inc.

(949) 574-3860

KITT@GatewayIR.com

Media Contact

Zach Kadletz Gateway Group, Inc.

(949) 574-3860

KITT@GatewayIR.com